DUTCHESS CAPITAL MANAGEMENT, LLC
  _______________________________________________________________________________________________________________________
50 Commonwealth Ave, Suite 2, Boston, MA 02116	1110 Route 55, Suite 206, LaGrangeville, NY 12540
Phone: (617) 301-4700	Phone (845) 575-6770

January 14, 2008

By Facsimile, FedEx & Electronic Mail

Mr. Paul Patrizio
Chief Executive Officer
Bedminster National Corp.
90 Washington Valley Road
Bedminster, NJ 07921

Re:            Amendment to Finance Documents

Dear Mr. Patrizio:

For the limited purposes set forth below, this letter and attached exhibits shall operate as an Amendment to: (i) the Promissory Note dated June 26, 2007 between Dutchess Private Equities Fund, Ltd. (“Dutchess”), on the one hand, and Bedminster National Corp. and all of its subsidiaries (“Bedminster” or the “Company”), on the other (“Promissory Note”); and (ii) the Security Agreement dated June 26, 2007 between Dutchess, on the one hand, and Bedminster and Metropolitan Computing Corp. (“MCC”), on the other (collectively, the “Agreements”).  The Agreements remain in full force and effect, except as set forth below, and any other financing agreements between Dutchess and Bedminster, including, without limitation, the Negative Pledge dated June 26, 2007 and Secured Continuing Unconditional Guaranty dated June 26, 2007, remain in full force and effect and are not effected in any way by this Amendment.

1)
Bedminster shall provide a warrant to Dutchess to purchase up to 8,584,000 shares of common stock with an exercise price of par.  Bedminster shall execute the Warrant, attached as ExhibitA, and return it to Dutchess no later than 5 pm, Monday, January 14, 2008.

2)
Paul Patrizio, and those entities under the control of Mr. Patrizio (collectively “Patrizio”), will pledge all Bedminster shares held by them, regardless of Class (the “Shares”), to Dutchess.  Mr. Patrizio shall execute the Share Pledge Agreement, attached as ExhibitB, and return it to Dutchess no later than 5 pm, Monday, January 14, 2008.  By signing below, Mr. Patrizio acknowledges that the attached Share Pledge Agreement and Schedule I to the Share Pledge Agreement includes all shares held by Mr. Patrizio and any entities controlled by Mr. Patrizio.  Mr. Patrizio shall also execute the Escrow Agreement, attached as ExhibitC, and return it to Dutchess no later than 5 pm, Monday, January 14, 2008.

3)
Bedminster acknowledges that it has failed to make at least three required payments under the Promissory Note, totaling approximately $147,005, and that its current indebtedness to Dutchess is approximately $1,327,611.92 as of January 10, 2008.

4)	Bedminster shall timely make the payments set forth below to Dutchess with monthly payments due on or before the first day of each month:

January 15, 2008	Five thousand dollars ($5,000)/month
February 1, 2008 – April 1, 2008	Five thousand dollars ($5,000)/month
May 1, 2008 – June 1, 2008	Interest only payments based upon outstanding principal on the Promissory Note/month
July 1, 2008 – December 1, 2008	Twenty-five thousand dollars ($25,000)/month
January 1, 2009 – March 1, 2009	Forty thousand dollars ($40,000)/month
April 1, 2009 – June 1, 2009	Fifty thousand dollars ($50,000)/month
July 1, 2009 and each month	Seventy thousand dollars ($70,000)/month
thereafter until the Face Amount
is paid in full

5)
If, at any time after Closing, the Company receives financing from a third party (excluding Dutchess), the Company is required to pay to Dutchess twenty percent (20%) of the proceeds raised from the third party up to an aggregate amount of $3,000,000 (the “Threshold Amount”), and 100% of the proceeds raised from the third party in excess of the Threshold Amount.  The Threshold Amount shall also pertain to any assets sold, transferred or disposed of by the Company.  The Company agrees to pay twenty percent (20%) of any proceeds raised by the Company up to the Threshold Amount and one hundred percent (100%) of any proceeds raised by the Company in excess of the Threshold Amount toward the Accelerated Repayment of the Promissory Note with Interest until such time as the Face Amount of the Promissory Note, including accrued interest and penalties, has been paid in full.  The accelerated Repayment shall be made to Dutchess upon the Company’s receipt of the financing.

and;

6)
The Company and Patrizio acknowledge that the failure to meet any of the obligations as described herein constitutes an Event of Default under the Agreements, and that in the Event of Default, the Escrow Agent shall be obligated to deliver the Shares to Dutchess.

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties have caused this Amendment to be duly executed by its authorized officer as of the date indicated above.

DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:__________________________
Name:  Douglas H. Leighton
Title:    Director

Agreed to:

PAUL PATRIZIO and BEDMINSTER NATIONAL CORP., on behalf of itself and its subsidiaries,

By: _________________________
Name: Paul Patrizio, individually and as
Chief Executive Officer

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